Exhibit d(1)


                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

     MANAGEMENT AGREEMENT, dated as of October 22, 1997, and amended and restated as of August 1, 2005, by and between Domini Social Trust (formerly known as Domini Social Index Portfolio), a New York trust (the "Trust"), and Domini Social Investments LLC ("DSI" or the "Adviser").

     WITNESSETH:

     WHEREAS, the Trust engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (collectively with the rules and regulations promulgated thereunder and any exemptive orders thereunder, the "1940 Act"), and

     WHEREAS, the Trust wishes to engage DSI to provide certain investment advisory and administrative services for the series of the Trust designated on Appendix A attached hereto (the "Portfolios"), and DSI is willing to provide such investment advisory and administrative services for the Portfolios on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

     1. DUTIES OF DSI.

     (A) DSI shall act as the Adviser for each Portfolio and as such shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of each Portfolio shall be held uninvested, subject always to the restrictions of the Trust's Declaration of Trust, dated June 7, 1989, and By-Laws, as each may be amended and restated from time to time (respectively, the "Declaration" and the "By-Laws"), the provisions of the 1940 Act, and the then-current registration statement of the Trust with respect to each Portfolio. The Adviser shall also make recommendations as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to each Portfolio's portfolio securities shall be exercised. Should the Board of Trustees of the Trust at any time, however, make any definite determination as to investment policy applicable to a Portfolio and notify the Adviser thereof in writing, the Adviser shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Adviser shall take, on behalf of each Portfolio, all actions which it deems necessary to implement the investment policies determined as provided above and, in particular, to place all orders for the purchase or sale of securities for the Portfolio's account with the brokers or dealers selected by it, and to that end the Adviser is authorized as the agent of the Portfolio to give instructions to the custodian or any subcustodian of the Portfolio as to deliveries of securities and payments of cash for the account of the Portfolio. In connection with the selection of such brokers or dealers and the placing of such orders, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of
1934) to the Portfolios and/or the other accounts over which the Adviser, any subadviser, submanager or respective "affiliated person" thereof exercises investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Portfolio which is in excess of the amount of

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commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Adviser and any "affiliated person" of the Adviser have with respect to accounts over which they exercise investment discretion. In making purchases or sales of securities or other property for the account of a Portfolio, the Adviser may deal with itself or with the Trustees of the Trust or the Trust's underwriter or distributor to the extent such actions are permitted by the 1940 Act. In providing the services and assuming the obligations set forth herein, the Adviser may subject to the requirements of the 1940 Act employ at its own expense, or may request that the Trust employ at each Portfolio's expense, one or more subadvisers or submanagers; provided that in each case the Adviser shall supervise the activities of each subadviser. Any agreement between the Adviser and a subadviser shall be subject to the renewal, termination and amendment provisions applicable to this Agreement. Any agreement by the Trust on behalf of a Portfolio and a subadviser may be terminated by the Adviser at any time on not more than 60 days' nor less than 30 days' written notice to the Trust and the subadviser.

     (B) Subject to the direction and control of the Board of Trustees of the Portfolio, DSI shall perform such administrative and management services as may from time to time be reasonably requested by the Trust with respect to each Portfolio, which shall include without limitation:

          (1) maintaining office facilities (which may be in the office of DSI or an "affiliated person" of DSI) and furnishing clerical services necessary for maintaining the organization of the Trust and each Portfolio and for performing the administrative and management functions herein set forth;

          (2) arranging, if desired by the Trust, for directors, officers or employees of the Adviser to serve as Trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by the law;

          (3) supervising the overall administration of the Trust and each Portfolio, including negotiation of contracts and fees with and the monitoring of performance and billings of the Portfolio's transfer agent, custodian and other independent contractors or agents;

          (4) overseeing (with advice of the Trust's counsel), the preparation of and, if applicable, filing all documents required for compliance by the Trust and each Portfolio with applicable laws and regulations, including registration statements, semi-annual and annual reports to investors, proxy statements and tax returns;

          (5) preparing agendas and supporting documents for and minutes of meetings of Trustees, committees of Trustees and investors;


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          (6) arranging for maintenance of books and records of each Portfolio;

          (7) maintaining telephone coverage to respond to investor inquiries regarding matters to which this Agreement pertains to which transfer agents are unable to respond;

          (8) providing reports and assistance regarding each Portfolio's compliance with securities and tax laws and investment objective and restrictions;

          (9) arranging for dissemination of yield and other performance information to newspapers and tracking services;

          (10) arranging for and preparing annual renewals for fidelity bond and errors and omissions insurance coverage;

          (11) developing a budget for each Portfolio, establishing the rate of expense accruals and arranging for the payment of all fixed and management expenses; and

          (12) answering questions from the general public, the media and investors in each Portfolio regarding (a) the securities holdings of the Portfolio; (b) any limits in which the Portfolio invests; (c) the social investment philosophy of the Portfolio; and (d) the proxy voting philosophy and shareholder activism philosophy of the Portfolio.

Notwithstanding the foregoing, DSI shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the distribution of beneficial interests in any Portfolio, nor shall DSI be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, fund accounting agent or custodian of the Trust or any Portfolio. In providing administrative and management services as set forth herein, DSI may, at its own expense, employ one or more subadministrators; provided that DSI shall remain fully responsible for the performance of all administrative and management duties set forth herein and shall supervise the activities of each subadministrator.

     2. ALLOCATION OF CHARGES AND EXPENSES.

     DSI shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under Section 1 above. Except as provided in the foregoing sentence, it is understood that the Trust will pay from the assets of each Portfolio all of its own expenses allocable to that Portfolio including, without limitation, organization costs of the Portfolio; compensation of Trustees who are not "interested persons" of the Trust; governmental fees, including but not limited to Securities and Exchange Commission fees and state "blue sky" fees, if any; interest; loan commitment fees; taxes; brokerage fees and commissions; membership dues in industry and professional associations; fees and expenses of auditors and accountants, legal counsel and any transfer agent, distributor, shareholder servicing agent, recordkeeper, registrar or dividend disbursing agent of the Trust or the Portfolio; expenses relating to the issuance and redemption of beneficial interests in the Portfolio and servicing investor accounts; expenses of preparing, typesetting, printing and mailing: registration statements for regulatory purposes and for distribution to current investors, investor reports, notices, proxy statements and reports to governmental officers and

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commissions and to investors in the Portfolio; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of the Portfolio (including but not limited to the fees of independent pricing services); expenses connected with maintaining the Trust's existence as a New York trust; expenses of meetings of the Portfolio's investors; and such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust on behalf of the Portfolio may be party and the legal obligation which the Trust may have to indemnify its Trustees and officers with respect thereto.

     3. COMPENSATION OF DSI.

     For the services to be rendered and facilities provided by DSI hereunder, the Trust will pay DSI from the assets of each Portfolio a management fee accrued daily and payable monthly at an annual rate equal to the rate set forth opposite the Portfolio's name on Annex A attached hereto of the Portfolio's average daily net assets for the Portfolio's then current fiscal year. The Adviser shall pay any applicable fees to the subadviser(s) on a Portfolio's behalf. If DSI provides services hereunder for less than the whole of any period specified in this Section 3, the compensation to DSI shall be accordingly adjusted and prorated.

     4. COVENANTS OF DSI.

     DSI agrees that it will not deal with itself, or with the Trustees of the Trust or the Trust's principal underwriter or distributor, if any, as principals in making purchases or sales of securities or other property for the account of a Portfolio, except as permitted by the 1940 Act, will not take a long or short position in beneficial interests of a Portfolio, except as permitted by the Declaration, and will comply with all other provisions of the Declaration and By-Laws and the then-current registration statement applicable to each Portfolio relative to DSI and its directors and officers.

     5. LIMITATION OF LIABILITY OF DSI.

     DSI shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of securities transactions for a Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Section 5, the term "DSI" shall include directors, officers and employees of DSI as well as DSI itself.

     6. ACTIVITIES OF DSI.

     The services of DSI to the Portfolios are not to be deemed to be exclusive, DSI being free to render investment advisory, administrative and/or other services to others. It is understood that Trustees, officers and investors of the Trust are or may be or may become interested in DSI as

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directors, officers, employees or otherwise and that directors, officers and employees of DSI are or may become similarly interested in the Trust and that DSI may be or may become interested in the Trust as an investor or otherwise.

     7. DURATION, TERMINATION AND AMENDMENTS OF THIS AGREEMENT.

     This Agreement shall become effective as to a Portfolio as of day and year set forth opposite such Portfolio's name on Appendix A attached hereto, shall govern the relations between the parties hereto thereafter and shall remain in force for a period of two years from its effectiveness, on which date it will terminate unless its continuance with respect to the Portfolio is "specifically approved at least annually" (a) by the vote of a majority of the Trustees of the Trust who are not "interested persons" of the Trust or of DSI at a meeting specifically called for the purpose of voting on such approval and (b) by the Board of Trustees of the Trust or by "vote of a majority of the outstanding voting securities" of the Portfolio.

     This Agreement may be terminated at any time with respect to a Portfolio without the payment of any penalty by the Trustees or by the "vote of a majority of the outstanding voting securities" of the Portfolio, or by DSI, in each case on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall automatically terminate in the event of its "assignment."

     This Agreement may be amended with respect to a Portfolio only if such amendment is approved by the "vote of a majority of the outstanding voting securities" of the Portfolio (except for any such amendment as may be effected in the absence of such approval without violating the 1940 Act).

     The terms "specifically approved at least annually," "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested persons," when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the Act.

     8. GOVERNING LAW.

     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

     Each party acknowledges and agrees that all obligations of the Trust under this Agreement are binding only with respect to the applicable Portfolio; that any liability of the Trust under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of that Portfolio and no other Portfolio or series of the Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein.

     The undersigned officer of the Trust has executed this Agreement not individually, but as an officer under the Declaration and the obligations of this Agreement are not binding upon any of the Trustees, officers or holders of beneficial interests in the Trust individually.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

                                DOMINI SOCIAL TRUST, on behalf of itself and its series listed on Appendix A attached hereto


                                By: /s/ Carole M. Laible
                                    ----------------------------
                                Title: Treasurer


                                DOMINI SOCIAL INVESTMENTS LLC


                                By: /s/ Amy L. Domini
                                    ----------------------------
                                Title: Manager



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                                                                     APPENDIX A

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

       PORTFOLIO                    COMPENSATION RATE          EFFECTIVE DATE

Domini Social Index Trust         0.20% of the first $2       October 22, 1997
(formerly known as the Domini     billion of net assets    as amended April 29, 2005
Social Index Portfolio)                   managed

                                   0.19% of the next $500
                                    million of net assets
                                           managed

                                   0.18% of net assets
                                  managed in excess of
                                        $2.5 billion


Domini European Social                    0.75%                August 1, 2005
Equity Trust

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